Filed pursuant to Rule 424(b)(5)
Registration Number 333-176189

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 9, 2011)

500,000 Shares

Manitex International, Inc.

Common Stock

We are offering and selling up to 500,000 shares of our common stock, no par value, at a price of $8.25 per share, directly to investors pursuant to this prospectus supplement and the accompanying prospectus.

We have entered into a placement agency agreement with Avondale Partners, LLC, as placement agent, relating to the shares of our common stock offered by this prospectus supplement. The placement agent is not purchasing or selling any securities pursuant to this prospectus supplement or the accompanying prospectus, nor is it required to sell any specific number or dollar amount of the securities offered hereby, but will use its reasonable best efforts to arrange for the sale of the securities being offered. There is no minimum purchase amount in connection with the offering. The placement agent will receive a cash commission equal to 5.25% of the gross proceeds of the offering. We have also agreed to pay the placement agent’s reasonable out-of-pocket expenses in connection with the offering. See the section entitled “Plan of Distribution” beginning on page S-6 of this prospectus supplement for more information regarding these arrangements.

Our common stock is traded on the Nasdaq Capital Market under the symbol “MNTX.” On July 11, 2012, the closing sale price of our common stock was $8.59 per share.

Investing in our common stock involves risks. Before investing in our common stock you should carefully consider the risk factors described in “Risk Factors” in this prospectus supplement beginning on page S-4, beginning on page 2 of the accompanying prospectus and in other documents incorporated by reference, including our Annual Report on Form 10-K for our fiscal year ended December 31, 2011.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$8.25	$4,125,000
Placement agency fees (1)	$0.43	$216,563
Proceeds, before expenses, to us	$7.82	$3,908,437

(1) We have also agreed to reimburse the placement agent for certain of its expenses as described under “Plan of Distribution” herein, which are not included in this line item.

We expect to deliver the shares against payment in Nashville, Tennessee on July 17, 2012.

Avondale Partners

The date of this prospectus supplement is July 12, 2012.

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ABOUT THIS PROSPECTUS SUPPLEMENT

All references in this prospectus supplement and the accompanying prospectus to the “company,” “Manitex,” “we,” “us,” “our,” or similar references mean Manitex International, Inc., together in each case with our subsidiaries and any predecessor entities, unless otherwise mentioned or unless the context requires otherwise.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our common stock and supplements information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about us and the shares of common stock we may offer from time to time under our shelf registration statement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, the information in this prospectus supplement shall control. You should read both this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, when making your investment decision.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy common stock, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy common stock in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and any accompanying prospectus is delivered or common stock is sold on a later date. The forward-looking statements included or incorporated by reference in this document are only made as of the date of this document or as of the date of such statement contained in the respective documents incorporated by reference herein, respectively, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements and are intended to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to, among other things, the Company’s expectations, beliefs, intentions, future strategies, future events or future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, without limitation: (1) projections of revenue, earnings, capital structure and other financial items, (2) statements of our plans and objectives, (3) statements regarding the capabilities and capacities of our business operations, (4) statements of expected future economic conditions and the effect on us and on our customers, (5) expected benefits of our cost reduction measures, (6) assumptions underlying statements regarding us or our business, and (7) statements regarding the proceeds from the offering, the use of net proceeds from the offering and the closing of the offering. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These statements are only predictions. Our actual results may differ materially from information contained in these forward looking-statements for many reasons, including, without limitation, those in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, in the section entitled “Item 1A. Risk Factors” and the following:

(1)	Substantial deterioration in economic conditions, especially in North America and Europe;
(2)	our customers’ diminished liquidity and credit availability;
(3)	difficulties in implementing new systems, integrating acquired businesses, managing anticipated growth, and responding to technological change;
(4)	our ability to negotiate extensions of our credit agreements and to obtain additional debt or equity financing when needed;
(5)	the cyclical nature of the markets we operate in;
(6)	increases in interest rates;
(7)	government spending, fluctuations in the construction industry, and capital expenditures in the oil and gas industry;
(8)	the performance of our competitors;
(9)	shortages in supplies and raw materials or the increase in costs of materials;
(10)	our level of indebtedness and our ability to meet financial covenants required by our debt agreements;
(11)	product liability claims, intellectual property claims, and other liabilities;
(12)	the volatility of our stock price;
(13)	future sales of our common stock;
(14)	the willingness of our stockholders and directors to approve mergers, acquisitions, and other business transactions;
(15)	currency transactions (foreign exchange) risks and the risks related to forward currency contracts;
(16)	certain provisions of the Michigan Business Corporation Act and the Company’s Articles of Incorporation, as amended, Amended and Restated Bylaws, and the Company’s preferred stock purchase rights may discourage, delay or prevent a change in control of the Company; and
(17)	a substantial portion of our revenues are attributed to limited number of customers which may decrease or cease purchasing any time.

The risks described above and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, are not the only risks facing our Company. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition or operating results. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. We do not undertake, and expressly disclaim, any obligation to update this forward-looking information, except as required under applicable law.

THE OFFERING

Issuer	Manitex International, Inc.

Securities Offered	500,000 shares of common stock, no par value.

Common Stock to be Outstanding after this Offering	12,227,631 shares(1)

Offering Price	$8.25

Manner of Offering	Reasonable best efforts offering that may be made from time to time through our placement agent, Avondale Partners, LLC. See “Plan of Distribution” on page S-6.

Use of Proceeds	We intend to use the proceeds of this offering for the repayment of indebtedness. See “Use of Proceeds” on page S-5 of this prospectus supplement.

Risk Factors	You should read the “Risk Factors” section of this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors to consider before deciding to purchase shares of our common stock.

Nasdaq Capital Market Symbol	MNTX

(1) The information above and elsewhere in this prospectus supplement regarding outstanding shares of our common stock is based on 11,727,631 shares of common stock outstanding as of July 11, 2012 and excludes 18,500 shares of common stock issuable upon the vesting of restricted stock units.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K, as well as all of the other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and related notes, before investing in our common stock. If any of the possible events described in those documents actually occur, our business, business prospects, cash flow, results of operations or financial condition could be harmed. In this case, the trading price of our common stock could decline, and you might lose all or part of your investment in our common stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our operations.

Risks Related to the Offering

Our management will have broad discretion over the use of net proceeds from this offering and may not use the proceeds effectively.

Our management will have broad discretion over the use of the net proceeds from this offering and could spend the proceeds in a variety of ways that may ultimately fail to improve our operating results or enhance the value of our common stock. Our failure to use the net proceeds effectively could have a negative effect on our business and cause the price of our common stock to decline.

You will experience immediate dilution in the book value per share of the common stock you purchase.

Because the price per share of our common stock being offered is higher than the book value per share of our common stock, you will suffer dilution in the net tangible book value of the common stock you purchase in this offering, by an amount equal to the difference between the public offering price and the net tangible book value per share of common stock after this offering.

Additional Risks Related to our Business, Industry and an Investment in our Common Stock

For a discussion of additional risks associated with our business, our industry and an investment in our common stock, see the section entitled “Risk Factors” in our most recent annual report on Form 10-K for our fiscal year ended December 31, 2011, filed with the Securities and Exchange Commission, or SEC, on March 23, 2012, and any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement or the prospectus.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $3.8 million after deducting the placement agency fee and estimated offering expenses payable by us. We intend to use the net proceeds from this offering to repay indebtedness. The indebtedness we anticipate repaying includes:

•

$1.1 million in principal amount of the promissory note issued in connection with the acquisition of Badger Equipment Company, with annual principal payments of $550,000, the final principal payment due on July 14, 2014, and which bears interest at 6% per annum;

•

$1.8 million in principal amount of the non-interest bearing note payable issued in connection with the acquisition of CVS Ferrari, srl, with semi-annual principal payments of 467,000 Euros and final principal payment due December 30, 2013; and

•

$0.7 million in principal amount of indebtedness incurred in connection with the acquisition of CVS Ferrari, srl from Comerica Bank, with monthly principal payments of $39,000 and the final principal payment due July 1, 2015, and which bears interest at 4% per annum.

Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term interest bearing instruments.

PLAN OF DISTRIBUTION

We have entered into a placement agency agreement with a placement agent, Avondale Partners, LLC, or Avondale, pursuant to which Avondale is acting as our exclusive placement agent on a reasonable best efforts basis to arrange for the sale of up to 500,000 registered shares of common stock that we are offering to investors by this prospectus supplement.

We currently anticipate the closing of the sale of the common stock offered hereby on or about July 17, 2012. On such closing date, the following will occur:

•

the investors will tender funds in the amount of the aggregate purchase price of the securities being sold by us on such closing date, less the amount of the placement agent’s fee we are paying to the placement agent;

•	we will issue the shares of common stock being sold on such date to such investors; and

•	we will pay Avondale a placement agent fee in accordance with the terms of our placement agency agreement.

We have agreed to pay Avondale a cash fee equal to 5.25% of the gross proceeds of the offering. Assuming all of the securities offered pursuant to this prospectus supplement are issued and sold by us, we will pay Avondale a cash fee equal to approximately $216,563. In addition, we have also agreed to pay the placement agent’s reasonable out-of-pocket expenses in connection with the offering. In no event will the maximum commission or discount to be received by any Financial Industry Regulatory Authority, or FINRA, member or independent broker-dealer exceed 8% for the sale of the securities registered herein.

The following table shows the per share and total placement agent’s fees (not including placement agent’s expenses) we will pay to the placement agent in connection with the sale of the shares pursuant to this prospectus assuming the purchase of all of the shares offered hereby.

Per share placement agent’s fees	$0.43
Maximum offering total	$216,563

The placement agency agreement we entered into with Avondale has been filed as an exhibit to a Current Report on Form 8-K that we filed with the SEC in connection with the consummation of this offering.

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act. We may also be required to contribute to payments the placement agent may be required to make in respect of such liabilities.

We, along with our executive officers and directors, have agreed to certain lock-up provisions with regard to future sales of our common stock and other securities convertible into or exercisable or exchangeable for common stock for a period of 90 days after the offering, as set forth in the placement agent agreement.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any commissions received by it and any profit realized on the sale of the securities by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent would be required to comply with the requirements of the Securities Act, and the

Securities Exchange Act of 1934, as amended, or the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Avondale may, from time to time in the future, engage in transactions with and perform services for us in the ordinary course of its business, but we have no present arrangements or understandings to do so.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Bowen, Radabaugh & Milton, P.C., Troy, Michigan. Waller Lansden Dortch & Davis, LLP, Nashville, Tennessee, will act as counsel to the placement agent in connection with this offering.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the year ended December 31, 2011 have been audited by UHY LLP, our independent registered public accounting firm, as stated in their report, which is incorporated herein by reference and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at the SEC’s website at www.sec.gov.

This prospectus supplement and the accompanying prospectus constitute part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act with respect to the securities offered hereby. As permitted by the rules and regulations of the SEC, this prospectus supplement and the accompanying prospectus omit some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus supplement and the accompanying prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the SEC, at the public reference facilities maintained by the SEC in Washington, D.C.

This prospectus supplement and the accompanying prospectus summarize provisions of contracts and other documents that we refer you to. Since those summaries are not complete and this prospectus supplement and the accompanying prospectus do not contain all the information that you may find important, you should review the full text of those documents. You should rely only on the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you in this prospectus by referring you to those documents. These incorporated documents contain important business and financial information about us that is not included in or delivered with this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information.

We incorporate by reference the following documents, which we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2011;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012;

•	our Current Reports on Form 8-K filed on February 17, 2012, February 27, 2012, June 8, 2012, July 2, 2012 and July 12, 2012; and

•

the description of the preferred share purchase rights associated with our common stock contained in our registration statement on Form 8-A, filed with the SEC on October 20, 2008, including any amendments or reports filed for the purposes of updating this description.

We also incorporate by reference any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, from the date of this prospectus supplement until we sell all of the shares except for the filings, or portions thereof, that are “furnished” rather than filed with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement of which this prospectus supplement is a part.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference into those documents. Such written requests should be addressed to:

Manitex International, Inc.

9725 Industrial Drive

Bridgeview, Illinois 60455

Attention: Chief Financial Officer

You may direct telephone requests to David H. Gransee, our Chief Financial Officer, at (708) 430-7500.

PROSPECTUS

$17,000,000

MANITEX INTERNATIONAL, INC.

Common Stock

Preferred Stock

Warrants

Units

Purchase Rights

From time to time, we may sell any of the securities listed above. We will provide the specific terms of these securities in one or more supplements to this prospectus. You should read this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement carefully before making your investment decision. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the NASDAQ Capital Market or any securities exchange or market of the securities covered by the prospectus supplement.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Our common stock is listed on the NASDAQ Capital Market under the symbol “MNTX.”

Investing in our securities involves significant risks, which we describe in our annual report on Form 10-K for the year ended December 31, 2010 and in other documents that we subsequently file with the Securities and Exchange Commission, and which we will describe in supplements to this prospectus. See also “Risk Factors” beginning at page 2 of this prospectus to read about certain factors you should consider before deciding whether to invest our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August 9, 2011

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may, from time to time, sell common stock, preferred stock or warrants in one or more offerings up to a total dollar amount of $17,000,000. The preferred stock, warrants and units may be convertible into or exercisable or exchangeable for common or preferred stock. In addition, a dividend distribution of one preferred share purchase right attaches to each outstanding share of our common stock. This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of those securities.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of our business and the offered securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying securities in any offering.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “we,” “us,” “Manitex,” “the Company” or similar references mean Manitex International, Inc. and our subsidiaries.

You should rely only on the information contained, or incorporated by reference, in this prospectus, any prospectus supplement or any other offering material that we authorize. We have not authorized anyone to provide you with different information. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

The information contained in this prospectus or a prospectus supplement or amendment or any other offering material that we authorize, or incorporated herein or therein by reference, is accurate only as of the date of such documents, regardless of the time of delivery of this prospectus or prospectus supplement or amendment or any other offering material that we authorize, as applicable, or of any sale of the securities.

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ABOUT MANITEX INTERNATIONAL, INC.

We are a leading provider of engineered lifting solutions. We design, manufacture and distribute a diverse group of products that serve different functions and are used in a variety of industries. Through our subsidiary Manitex, Inc. we market a comprehensive line of boom trucks and sign cranes. Manitex’s boom trucks and crane products are primarily used for industrial projects, energy exploration and infrastructure development, including, roads, bridges and commercial construction. Our subsidiary Badger Equipment Company, acquired on July 10, 2009, is a manufacturer of specialized rough terrain cranes and material handling products, including a 30-ton model introduced in October 2009, the first in a new line of specialized high quality rough terrain cranes. Badger primarily serves the needs of the construction, municipality, and railroad industries. We acquired Badger primarily to obtain the recently developed 30 ton Rough Terrain crane together with Badger’s long standing crane legacy and niche customer relationships. These acquisitions provide significant additional markets for us and are also strategically aligned with our existing Lifting Equipment segment.

Through our Manitex Liftking subsidiary, we also sell a complete line of rough terrain forklifts, a line of stand-up electric forklifts, cushioned tired forklifts with lifting capacities from 18 thousand to 40 thousand pounds, and special mission oriented vehicles, as well as other specialized carriers, heavy material handling transporters and steel mill equipment. Manitex Liftking’s rough terrain forklifts are used in both commercial and military applications. Specialty mission oriented vehicles and specialized carriers are designed and built to meet our unique customer needs and requirements. Our specialized lifting equipment has met the particular needs of customers in various industries that include utility, ship building and steel mill industries.

The foregoing operations comprise our Lifting Equipment Segment. On December 31, 2009, our subsidiary Manitex Load King, Inc. acquired the operating assets of Load King Trailers, an Elk Point, South Dakota-based manufacturer of specialized custom trailers and hauling systems typically used for transporting heavy equipment. Load King trailers serve niche markets in the commercial construction, railroad, military, and equipment rental industries through a dealer network.

In October 2008, we began operating a crane dealership located in Bridgeview, Illinois that distributes Terex rough terrain and truck cranes, Fuchs material handlers, Manitex boom trucks and sky cranes. We treat these operations as a separate reporting segment entitled “Equipment Distribution.” Our Equipment Distribution segment also supplies repair parts for a wide variety of medium to heavy duty construction equipment sold both domestically and internationally. In addition, our Equipment Distribution segment (doing business as North American Equipment Exchange) markets previously owned construction and heavy equipment, domestically and internationally. Our crane products are used primarily for infrastructure development and commercial construction, applications include road and bridge construction, general contracting, roofing, scrap handling and sign construction and maintenance.

In July 2010, our Italian subsidiary, CVS Ferrari, srl, entered into an agreement to operate on an exclusive rental basis the business of CVS SpA during its Italian bankruptcy process (concordato preventive). CVS SpA, located near Milan, Italy, designs and manufactures a range of reach stackers and associated lifting equipment for the global container handling market sold through a broad dealer network. During the third quarter 2010, CVS Ferrari, srl commenced operations. In June 2011, CVS Ferrari, srl, entered into a purchase agreement with CVS SpA to acquire all rights, designs and drawings for all products previously manufactured by CVS SpA, including reach stackers, straight mast container handlers, straddle carrier and tractors, as well as certain machinery and equipment used to manufacture the aforementioned items.

Our principal executive officers are David J. Langevin, Chairman and Chief Executive Officer, Andrew M. Rooke, President and Chief Operating Officer, and David H. Gransee, Vice President and Chief Financial Officer.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you in this prospectus by referring you to those documents. These incorporated documents contain important business and financial information about us that is not included in or delivered with this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information.

We incorporate by reference the following documents, which we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2010;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011;

•	our Current Reports on Form 8-K filed on March 2, May 27, July 1, July 6 (as amended on Form 8-K/A filed August 8, 2011);

•	our Definitive Proxy Materials dated April 29, 2011 for an annual meeting of stockholders held on May 26, 2011;

•

the description of our common stock contained in our Registration Statement on Form S-1 filed on September 3, 2004 under the caption “Description of Capital Stock” and any amendments or reports filed for the purpose of updating such description; and

•

any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all of the shares except for the filings, or portions thereof, that are “furnished” rather than filed with the SEC.

All filings filed by us pursuant to the Exchange Act after the date hereof and prior to effectiveness of this registration statement shall be deemed to be incorporated herein by reference.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference into those documents. Such written requests should be addressed to:

Manitex International, Inc.

9725 Industrial Drive

Bridgeview, Illinois 60455

Attention: Chief Financial Officer

You may direct telephone requests to David H. Gransee, our Chief Financial Officer, at (708) 430-7500.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and special reports and proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available on the SEC’s web site at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our web site at http://www.manitexinternational.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document.

RISK FACTORS

Investing in our securities involves risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K filed for the period ending December 31, 2010 and any updates in our subsequently filed Quarterly Reports on Form 10-Q, together with all other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the applicable prospectus supplement include and incorporate by reference “forward-looking statements.” We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things:

•	our business strategy;

•	the market opportunity for our products, including expected demand for our products;

•	our estimates regarding our capital requirements;

•	our estimates regarding capabilities and capacities of our business operations;

•	our projections of revenue, earnings, capital structure, and other financial items; and

•	any of our other plans, objectives, expectations and intentions contained in this prospectus that are not historical facts.

These statements relate to future events or future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievement to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These statements are only predictions.

Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results or performance to differ materially from those contemplated by the forward-looking statements. These factors include, but are not limited to:

•	substantial deterioration in economic conditions, especially in the United States, Canada and Europe;

•	our customers’ diminished liquidity and credit availability;

•	our ability to negotiate extensions of our credit agreements and to obtain additional debt or equity financing when needed;

•	difficulties in implementing new systems, integrating acquired businesses, managing anticipated growth, and responding to technological change;

•	ability to finance the capital requirements of our business;

•	impairment of ability to meet our obligations and restrictions on future operations due to our substantial debt;

•	our level of indebtedness and our ability to meet financial covenants required by our debt agreements;

•	the cyclical nature of the markets we operate in;

•	increases in interest rates;

•	government spending, fluctuations in the construction industry, and capital expenditures in the oil and gas industry;

•	shortages in supplies and raw materials or the increase in costs of materials;

•	natural disaster or other disruption to our operations;

•	competition in our industry;

•	the performance of our competitors;

•	product liability claims, intellectual property claims, and other liabilities;

•	the volatility of our stock price;

•	future sales of our common stock and other securities;

•	the willingness of our stockholders and directors to approve mergers, acquisitions, and other business transactions;

•	currency transactions (foreign exchange) risks and the risks related to forward currency contracts;

•	failure to maintain an effective system of internal controls necessary to accurately report our financial results and prevent fraud;

•	cost to comply with government regulations;

•	a substantial portion of our revenues are attributed to a limited number of customers, which may decrease or cease purchasing at any time;

•	adverse developments in our relationships with key customers;

•

certain provisions of the Michigan Business Corporation Act and the Company’s Articles of Incorporation, as amended, Amended and Restated Bylaws, and the Company’s Preferred Stock Purchase Rights may discourage or prevent a change in control of the Company; and

•	NASDAQ may cease to list our Common Stock.

Other factors include those discussed under the caption “Risk Factors” from time to time in our filings with the SEC. We undertake no duty to update these forward-looking statements after the date of this prospectus, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

Unless indicated otherwise in any applicable prospectus supplement, we expect to use the net proceeds from the sale of our securities for our operations and for other general corporate purposes, including acquisitions, repayment or refinancing of borrowings, working capital, capital expenditures and investments. Additional information on the use of net proceeds from the sale of securities that we may offer from time to time by this prospectus may be set forth in the applicable prospectus supplement relating to a particular offering.

Pending any specific application, we may initially invest funds in short-term marketable securities.

DESCRIPTION OF CAPITAL STOCK

The following information describes our capital stock and provisions of our Articles of Incorporation, as amended, and our Amended and Restated Bylaws, as amended. This description is only a summary and does not purport to be complete. For information on how you can obtain those documents, see “Where You Can Find More Information.”

General

As of the date of this prospectus, our authorized capital stock consists of 20,000,000 shares of common stock, no par value per share and 150,000 shares of preferred stock, no par value per share. As of the date of this prospectus, there were 11,409,533 shares of our common stock issued and outstanding and no shares of our preferred stock issued and outstanding. Our common stock currently trades on the NASDAQ Capital Market under the symbol “MNTX.”

Common Stock

Holders of our common stock are entitled to one vote per share on all matters to be voted upon by shareholders. In accordance with Michigan law, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders.

Shares of our common stock have no preemptive rights, no redemption or sinking fund provisions, and are not liable for further call or assessment. The holders of such common stock are entitled to receive dividends when and as declared by our board of directors out of funds legally available for dividends, subject to the prior rights or preferences applicable to any preferred stock then outstanding and subject to covenants of the Company’s credit agreements. The Company has not declared or paid any cash dividends on its common stock and the Company does not intend to pay any cash dividends in the foreseeable future. Furthermore, the terms of our credit facility do not allow us to declare or pay dividends without the prior written consent of our lender.

If we are liquidated, our creditors and any holders of our preferred stock with preferential liquidation rights will be paid before any distribution to holders of common stock. The holders of common stock would be entitled to receive a pro rata distribution per share of any excess amount. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

Preferred Stock

Our Articles of Incorporation empower our board of directors to issue up to 150,000 shares of preferred stock from time to time in one or more series. As of the date of this prospectus, there were no shares of preferred stock issued and outstanding.

We may issue one or more series of preferred stock, with designations, powers, preferences and other rights and qualifications, limitations or restrictions as may be approved by our board of directors, including:

•	the distinctive designation of each series and the number of shares that will constitute the series;

•	the voting rights, if any, of shares of the series and the terms and conditions of the voting rights;

•

the dividend rate on the shares of the series, the dates on which dividends are payable, any restriction, limitation or condition upon the payment of dividends, whether dividends will be cumulative, and the dates from and after which dividends shall accumulate;

•	the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;

•	the terms and conditions of a sinking or purchase fund for the purchase or redemption of shares of the series, if such a fund is provided;

•	any preferential amount payable upon the shares of the series in the vent of the liquidation, dissolution or winding up of, or upon the distribution of any of our assets; and

•

the prices or rates of conversion or exchange at which , and the terms and conditions on which, the shares of the series may be converted or exchanged into other securities, if the shares are convertible or exchangeable.

The particular terms of any series of preferred stock, and the transfer agent and registrar for that series, will be described in a prospectus supplement. All preferred stock offered, when issued, will be fully paid and nonassessable. Any material United States federal income tax consequences and other special considerations with respect to any preferred stock offered under this prospectus will also be described in the applicable prospectus supplement.

Preferred Share Purchase Rights

For each share of our common stock, there is one preferred share purchase right (a “Right”). Each Right entitles the registered holder to purchase from us one one-hundredth of a share of our Series A Junior Participating Preferred Stock, no par value (“Preferred Shares”), at a price of $35.00 per one one-hundredth of a Preferred Share, subject to adjustment (the “Purchase Price”). As long as the Rights are attached to the common stock, we will issue one Right for each share of common stock, so that all such shares will have attached Rights. We initially reserved 125,000 Preferred Shares for issuance upon exercise of the Rights. The description below is only a summary of the Rights Agreement, dated October 17, 2008 (the “Rights Agreement”) with and the Rights Agent, which is currently Broadridge Corporate Issuer Solutions, Inc., and does not purport to be complete. For information on how you can obtain a complete copy of the Rights Agreement, see “Where You Can Find More Information.”

Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (other than us, any of our subsidiaries or any of our employee benefit plans or certain holders of our common stock as of the date of the Rights Agreement) (an “Acquiring Person”) has acquired beneficial ownership of 15% (or, in the case of certain holders, 30%) or more of outstanding common stock (the “Shares Acquisition Date”), or (ii) 10 business days (or such later date as may be determined by action of our board of directors prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group (other than us, any of our subsidiaries or any of our employee benefit plans) of 15% (or, in the case of certain holders, 30%) or more of such outstanding shares of common stock (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced by the certificates for such shares of common stock.

The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the shares of common stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new common stock certificates, upon transfer or new issuance of shares of common stock, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for common stock,, even without such notation, will also constitute the transfer of the Rights associated with the shares of common stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the shares of common stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on October 17, 2018 (the “Final Expiration Date”), unless we redeem or exchange the Rights earlier, in each case as described below.

The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular annual cash dividends or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the common stock or a stock dividend on the common stock payable in common stock or subdivisions, consolidations or combinations of the common stock occurring, in any such case, prior to the Distribution Date.

Preferred Shares purchasable upon the exercise of Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of common stock. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per share of common stock. Each Preferred Share will have one vote per share, voting as a separate class on all matters submitted to holders of common stock. Finally, in the event of any merger, consolidation or other transaction in which common stock are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per share of common stock. These Rights are protected by customary antidilution provisions.

In the event that any person becomes an Acquiring Person (a “Flip In Event”), each holder of a Right (except as otherwise provided in the Rights Agreement) will thereafter have the right to receive upon exercise that number of common stock (or, in certain circumstances, cash, property or other securities of the Company or a reduction in the Purchase Price) having a market value of two times the then current Purchase Price. Notwithstanding any of the foregoing, following the occurrence of a Flip In Event all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, or subsequently become beneficially owned by an Acquiring Person, related persons and transferees will be null and void.

In the event that, at any time following the Shares Acquisition Date, (i) we are acquired in a merger or other business combination transaction or (ii) 50% or more of our consolidated assets or earning power are sold (the events described in clauses (i) and (ii) are herein referred to as “Flip-Over Events”), proper provision will be made so that each holder of a Right (except as otherwise provided in the Rights Agreement) will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the then current Purchase Price.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.

At any time after a person becomes an Acquiring Person and prior to the acquisition by such Acquiring Person of 50% or more of the outstanding common stock, our board of directors may exchange the Rights (other than Rights owned by any Acquiring Person which have become void), in whole or in part, at an exchange ratio of one share of common stock, or one one-hundredth of a Preferred Share (or of a share of a class or series of our preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

At any time prior to a person becoming an Acquiring Person, our board of directors may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as our board of directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Other than amendments that would change the Redemption Price, the Purchase Price or the Final Expiration Date of the Rights, the terms of the Rights may be amended by our board of directors without the consent of the holders of the Rights, including an amendment to lower the threshold for exercisability of the Rights from 15% to not less than 10%, with appropriate exceptions for any person then beneficially owning a percentage of the number of common stock then outstanding equal to or in excess of the new threshold, except that from and after such time as any person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire us without conditioning the offer on redemption of the Rights or on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by our board of directors since the board of directors may, at its option, at any time until a person becomes an Acquiring Person redeem all but not less than all of the then-outstanding Rights at $.001 per Right.

Anti-Takeover Provisions

Provisions of our Articles of Incorporation and Amended and Restated Bylaws, Michigan law, and the Rights Agreement could make it more difficult for a third party to acquire the Company, even if doing so would be perceived to be beneficial to you. These provisions could discourage potential takeover attempts and could adversely affect the market price of our shares. Because of these provisions, you might not be able to receive a premium on your investment. These provisions:

•

authorize our board of directors, without requiring shareholder consent, to issue shares of “blank check” preferred stock that could be issued by our board of directors to increase the number of outstanding shares and prevent a takeover attempt;

•	limit our shareholders’ ability to call a special meeting of our shareholders;

•	limit our shareholders’ ability to amend, alter or repeal our bylaws;

•

may result in the issuance of preferred stock, which would significantly dilute the stock ownership percentage of certain shareholders and make it more difficult for a third party to acquire a majority of our outstanding voting stock; and

•	restrict business combinations with certain shareholders.

The provisions described above could prevent, delay or defer a change in control of the Company or its management. See also “Preferred Share Purchase Rights” and “Description of Purchase Rights” for details regarding the purchase rights that attach to each share of our common stock and other purchase rights that may attach to our securities in the future.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock or a combination thereof. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. We will describe the particular terms of any warrants that we may offer under this prospectus in more detail in the applicable prospectus supplement.

General

The applicable prospectus supplement relating to any particular issue of warrants will describe the terms of the warrants, including, as applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, terms and number of shares of preferred stock or common stock purchasable upon exercise of the warrants;

•	the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

•	the date, if any, on and after which the warrants and the related common stock or preferred stock will be separately transferable;

•	the price at which each share of preferred stock or common stock purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the provisions for changes to or adjustments in the exercise price, if any;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	a discussion of certain federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Until any warrants are exercised, holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or to exercise any voting rights.

We may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to cure ambiguities in the warrant agreement or to effect changes that we deem necessary or desirable and which do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under “Where You Can Find More Information.”

DESCRIP TION OF PURCHASE RIGHTS

We may issue rights to purchase common stock, preferred stock, warrants or units. These rights may be issued independently or together with any other security and may or may not be transferable by the person receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	the date of determining the shareholders entitled to the rights distribution;

•	the number of rights issued or to be issued to each shareholder;

•	the exercise price payable for each share of common stock, preferred stock, warrant or unit upon the exercise of the rights;

•	the number and terms of the shares of common stock, preferred stock, warrants or units which may be purchased per each right;

•	the extent to which the rights are transferable;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•	any other terms of the rights, including the terms, procedures, conditions, and limitations relating to the exchange and exercise of the rights.

The descriptions of the rights and any applicable underlying security in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the securities. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of purchase rights and will be available as described under “Where You Can Find More Information.”

PLAN OF DISTRIBUTION

We may sell securities covered by this prospectus in and outside the United States (a) through underwriters or dealers, (b) directly to purchasers, including our affiliates, (c) through agents or (d) through a combination of any of these methods. The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the names of any underwriters, dealers or agents;

•	the respective amounts underwritten;

•	the name or names of any managing underwriter or underwriters;

•	the terms of the offering;

•	the purchase price of the securities and the net proceeds to us from the sale;

•	any underwriting discounts, commissions and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any commissions paid to agents.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

Sale Through Underwriters Or Dealers

If underwriters are used in an offering, the underwriters will acquire securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering.

If dealers are used in the sale of the securities covered by this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

At-the-Market Offerings

We may engage in at-the-market offerings of our common stock. An at-the-market offering is an offering of our common stock at other than a fixed price to or through a market maker.

Direct Sales and Sales Through Agents

We may sell the securities covered by this prospectus directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the shares, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities covered by this prospectus directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

Bowen, Radabaugh & Milton, P.C., Troy, Michigan, has passed upon the validity of the securities to be offered pursuant to this prospectus.

EXPERTS

The financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2010 have been audited by UHY LLP, our independent registered public accounting firm, as stated in their report, which is incorporated herein by reference and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

500,000 Shares

Manitex International, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

July 12, 2012

Avondale Partners

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and contained in, or incorporated by reference into, the accompanying prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus supplement, the accompanying prospectus, or the documents incorporated by reference herein or therein. This prospectus supplement and the accompanying prospectus are not an offer to sell securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus, or any sale of a security.